     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1999

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              CARDINAL HEALTH, INC.
                          (Exact name of Registrant as
                            specified in its charter)

            OHIO                           5122                    31-0958666
(State or Other Jurisdiction         (Primary Standard          (I.R.S. Employer
      of Incorporation           Industrial Classification       Identification
      or Organization)                  Code Number)                 Number)

                               5555 GLENDON COURT
                               DUBLIN, OHIO 43016
                                 (614) 717-5000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               ------------------

                            STEVEN ALAN BENNETT, ESQ.
                                 GENERAL COUNSEL
                              CARDINAL HEALTH, INC.
                               DUBLIN, OHIO 43016
                                 (614) 717-5000

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                               ------------------
                                   COPIES TO:

    JOHN M. GHERLEIN, ESQ.                          DAVID A. KATZ, ESQ.
    BAKER & HOSTETLER LLP                     WACHTELL, LIPTON, ROSEN & KATZ
  3200 NATIONAL CITY CENTER                         51 WEST 52ND STREET
    1900 EAST NINTH STREET                    NEW YORK, NEW YORK, 10019-6150
  CLEVELAND, OHIO 44114-3485                          (212) 403-1000
        (216) 621-0200

                                  -------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
     Title Of Each Class Of                                Proposed Maximum           Proposed Maximum              Amount Of
        Securities To Be             Amount To Be           Offering Price                Aggregate                Registration
           Registered                 Registered             Per Unit (1)              Offering Price                Fee (1)
-------------------------------------------------------------------------------------------------------------------------------
Common Shares, without par value     5,000,000 shs           $75.15625                  $375,781,250                 $104,468
-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated for the sole purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices for the Registrant's common shares, as reported on the New York Stock Exchange on March 17, 1999.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, DATED MARCH 19, 1999


PROSPECTUS

                                5,000,000 SHARES

                              CARDINAL HEALTH, INC.

                                  COMMON SHARES

                                   -----------


         We may use this prospectus to offer and sell up to 5,000,000 of our common shares at various times in connection with future business combinations involving our company or its subsidiaries. The common shares covered by this prospectus may be issued in connection with:

  - mergers, consolidations, recapitalizations or similar plans of acquisition;

  - purchases of some or all of the assets of a business; or

  - exchanges for the outstanding securities, obligations or other interests of a business.

         We expect that the specific terms of each business combination in which the common shares will be issued will be negotiated with the owners or other controlling persons of the businesses involved. Generally, the common shares covered by the prospectus that are issued in a business combination will be valued:

  - at a price based on their market value at the time the business combination is agreed upon or at the time they are delivered pursuant to the combination;

  - at a price based on average market prices for periods ending at or near these times; or

  - on such other basis as the parties may agree.

         We do not expect that underwriting discounts or commissions will be paid in connection with the issuances of the common shares under this prospectus. However, brokers' commissions or finders' fees may be paid at various times in connection with specific business combinations. Any person receiving these fees may be deemed an underwriter within the meaning of the Securities Act of 1933, and any profit on the resale of the common shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         The common shares will be listed on the New York Stock Exchange prior to issuance, and will be traded on that exchange under the symbol "CAH." The closing market price of the common shares on the New York Stock Exchange on March 18, 1999 was $75.25 per share.

                                   -----------

   INVESTING IN THE COMMON SHARES ISSUED UNDER THIS PROSPECTUS INVOLVES RISK. BEFORE MAKING ANY INVESTMENT IN OUR COMPANY, YOU SHOULD CONSIDER CAREFULLY
                      THE RISK FACTORS BEGINNING ON PAGE 6.

                                   -----------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
       SECURITIES COMMISSION HAS APPROVED ANY OF THE SECURITIES OFFERED BY
        THIS PROSPECTUS OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR
       COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------

                 The date of this Prospectus is March ___, 1999.

         WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy (upon the payment of fees prescribed by the SEC) any document that we file with the SEC at its public reference rooms in Washington, D.C.
(450 Fifth Street, N.W. 20549), New York, New York (7 World Trade Center,
Suite 1300 10048), and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important business, financial and other information in our filings by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus. We incorporate into this prospectus by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

  - Our Annual Report on Form 10-K (excluding Items 7 and 8) for the fiscal year ended June 30, 1998;

  - Our Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 1998;

  - Our Amended Current Report on Form 8-K/A filed with the SEC on March 18, 1999, which amended our Current Report on Form 8-K filed with the SEC on February 4, 1999;

  - Our Amended Current Reports on Form 8-K/A filed with the SEC on
    September 28, 1998 (excluding Item 7(a)), which amended our Current Report on Form 8-K filed with the SEC on August 10, 1998;

  - Our Current Reports on Form 8-K filed with the SEC on July 29, 1998, October 13, 1998, November 24, 1998, and January 21, 1999;

  - The information contained in our Proxy Statement for our 1998 annual meeting of shareholders held on November 23, 1998 that has been incorporated by reference in our Form 10-K for the year ended June 30, 1998; and

  - The description of our common shares contained in our registration statement on Form 8-A that we filed with the SEC on August 19, 1994, and any future update of this description that we file.

         This prospectus is part of a registration statement (on Form S-4) that we have filed with the SEC relating to the common shares offered by this prospectus. As permitted by SEC rules, this prospectus does not contain all the information contained in that registration statement and its accompanying exhibits and schedules which we have also filed with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our common shares. The registration statement, exhibits and schedules are available at the SEC's public reference rooms or through its EDGAR database on the internet.

         You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:

                         Cardinal Health, Inc.
                         5555 Glendon Court
                         Dublin, Ohio  43016
                         (614) 717-5000
                         Director - Investor Relations

         TO ENSURE TIMELY DELIVERY OF THESE MATERIALS, YOU SHOULD MAKE ANY REQUEST NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH YOU MUST MAKE YOUR INVESTMENT DECISION. We will mail the materials to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                            NOTE OF CAUTION REGARDING
                           FORWARD-LOOKING STATEMENTS

         Certain statements in this prospectus under the caption "Risk Factors" and the documents incorporated by reference into this prospectus may constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are based on management's current beliefs, assumptions and expectations of our future economic performance, taking into account information available at the time the statements are made. Forward-looking statements are subject to uncertainties and other factors that may cause our actual performance or financial condition in the future to be materially different from the expectations stated in the forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

  - uncertainties relating to general economic conditions;

  - the loss of one or more key customer or supplier relationships, such as pharmaceutical and medical/surgical manufacturers for which alternative supplies may not be available;

  - the malfunction or failure of our information systems or those of third parties with whom we do business, such as malfunctions or failures associated with Year 2000 readiness problems;

  - the costs and difficulties related to the integration of recently acquired businesses;

  - changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of our independent auditors or the staff of the SEC;

  - changes in the distribution or outsourcing pattern for pharmaceutical and medical/surgical products and services, including an increase in direct distribution or a decrease in contract packaging by pharmaceutical manufacturers;

  - changes in government regulations or our failure to comply with those regulations;

  - the costs and other effects of legal and administrative proceedings;

  - injury to person or property resulting from our packaging, repackaging, drug delivery system development and manufacturing or pharmacy management services;

  - competitive factors in our healthcare service businesses, including pricing pressures;

  - unforeseen changes in our existing agency and distribution arrangements;

  - the continued financial viability and success of our customers, suppliers, and franchisees;

  - technological developments and products offered by competitors;

  - failure to retain or continue to attract senior management or key personnel;

  - risks associated with international operations, including fluctuations in currency exchange ratios and implementation of the Euro currency;

  - successful challenges to the validity of our patents, copyrights or trademarks;

  - difficulties or delays in the development, production and marketing of new products and services;

  - strikes or other labor disruptions;

  - labor and employee benefit costs;

  - pharmaceutical and medical/surgical manufacturers' pricing policies and overall drug price inflation;

  - changes in hospital buying groups or hospital buying practices; and

  - other factors described in this prospectus or the documents we file with the SEC and incorporated by reference into this prospectus.

         Statements which include the words "believe," "expect," "anticipate," "project," "estimate," "forecast" and similar expressions should be considered forward-looking statements. These statements speak only as of the date they were made, and we are not obligated to publicly update or revise them, whether as a result of new information, future events or otherwise.

                                   THE COMPANY

         Cardinal Health, Inc. ("Cardinal") is one of the nation's leading diversified healthcare services companies. Cardinal provides a broad array of complementary products and services to healthcare providers and manufacturers to help them improve the efficiency and quality of healthcare. These services include pharmaceutical distribution (Cardinal Distribution and National Specialty Services, Inc.), healthcare product manufacturing and distribution (Allegiance Corporation), drug delivery systems development (R.P. Scherer Corporation), pharmaceutical packaging and repackaging (PCI Services, Inc. and National PharmPak Services, Inc.), automated dispensing systems manufacturing (Pyxis Corporation), hospital pharmacy management (Owen Healthcare, Inc.), retail pharmacy franchising (Medicine Shoppe International, Inc.), and healthcare information systems development (Cardinal Information Corporation).

         As a full-service wholesale distributor, Cardinal complements its distribution activities by offering a broad range of value-added support services to assist Cardinal's customers and suppliers in maintaining and improving their market positions and to strengthen Cardinal's role in the channel of distribution. These support services include computerized order entry and order confirmation systems, customized invoicing, generic sourcing programs, product movement and management reports, consultation on store operation and merchandising, and customer training. Cardinal's proprietary software systems feature customized databases specially designed to help its customers order more efficiently, contain costs and monitor their purchases that are covered by group contract purchasing arrangements.

         Cardinal operates several specialty healthcare businesses that offer value-added services to Cardinal's customers and suppliers while providing Cardinal with additional opportunities for growth and profitability. For example, Cardinal operates a pharmaceutical repackaging program for both independent and chain drugstore customers and serves as a distributor of therapeutic plasma products and other specialty pharmaceuticals to hospitals, clinics and other managed care facilities on a nationwide basis through the utilization of telemarketing and direct mail programs. These specialty distribution activities are part of Cardinal's overall strategy of developing diversified products and services to enhance the profitability of its business and that of its customers and suppliers.

         Additional information concerning Cardinal and its subsidiaries is included in the Cardinal documents filed with the SEC, which are incorporated herein by reference. See "Where You Can Find More Information; Incorporation by Reference."

         Cardinal has its principal executive offices at 5555 Glendon Court, Dublin, Ohio 43016, and its telephone number is (614) 717-5000.

                                  RISK FACTORS

RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS

         An important element of Cardinal's growth strategy has been and is expected to continue to be the pursuit of acquisitions of other businesses which either expand or complement Cardinal's existing businesses. Integrating businesses, however, involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems concerning assimilating and retaining the employees of the acquired company, challenges in retaining customers and potential adverse short-term effects on operating results. In addition, Cardinal may incur debt to finance future acquisitions, and it may issue securities in connection with future acquisitions which may dilute the holdings of current and future Cardinal shareholders. If Cardinal is unable to successfully complete and integrate strategic acquisitions in a timely manner, its growth strategy could be adversely impacted.


CHANGING UNITED STATES HEALTHCARE ENVIRONMENT

         In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs. These efforts include potential national healthcare reform, trends toward managed care, cuts in Medicare, consolidation of competitors, suppliers and customers, and the development of large, sophisticated purchasing groups. This industry is expected to continue to undergo significant changes for the foreseeable future. Other factors related to the healthcare industry that could negatively impact Cardinal's results of operations include:

  - changes in governmental support of healthcare services;

  - changes in the method by which healthcare services are delivered;

  - changes in the prices for healthcare services;

  - other legislation or regulations governing healthcare services or mandated benefits; and

  - changes in pharmaceutical and medical/surgical manufacturers' pricing or distribution policies.


ADDITIONAL REGULATORY RISKS

         The healthcare industry is highly regulated at the local, state and federal level. Consequently, Cardinal is subject to the risk of changes in various local, state, federal and international laws, which include the operating and security standards of the United States Drug Enforcement Administration, the Food and Drug Administration (the "FDA"), various state boards of pharmacy and comparable agencies. These changes may affect Cardinal's many regulated operations, which include distributing prescription pharmaceuticals (including certain controlled substances), operating pharmacy operations, and packaging pharmaceuticals. A review of Cardinal's business by courts or other regulatory authorities may result in determinations that could adversely affect the operations of Cardinal. Also, the healthcare regulatory environment may change in a manner that would restrict Cardinal's existing operations, limit the expansion of its business or otherwise adversely affect Cardinal.

         Currently, Cardinal is not required to register or submit premarket notifications to the FDA for its automated pharmaceutical dispensing systems. However, the FDA may change its policy in this regard. Cardinal is also subject to changes in various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, and the use and disposal of hazardous or potentially hazardous substances.

ABILITY TO MANAGE GROWTH

         Cardinal's business has grown significantly in size and complexity over the past few years. This has placed significant demands on Cardinal's management, systems, internal controls, and financial and physical resources. To meet such demands, Cardinal intends to continue to hire new employees and invest in new equipment and make other capital expenditures. In addition, Cardinal expects that it will need to further develop its financial and managerial controls and reporting systems and procedures to accommodate future growth. If Cardinal fails to expand any of the foregoing areas in an efficient manner, Cardinal's business, financial condition and results of operations could be materially adversely affected. Cardinal is currently in the process of integrating recent acquisitions with Cardinal's business and, in doing so, will need to manage various businesses and their employees in geographically diverse areas. Cardinal may be unable to successfully integrate any acquired business into its own without substantial costs, delays or other operational or financial problems. Moreover, Cardinal's inability to manage growth effectively could have a material adverse effect on its business, financial condition and results of operations.


                                ACQUISITION TERMS

         Cardinal may issue the common shares covered by this prospectus at various times in connection with:

  - mergers, consolidations, recapitalizations or similar plans of acquisition;

  - purchases of some or all of the assets of one or more businesses; and

  - exchanges for some or all of the outstanding securities, obligations and other interests of one or more businesses, including capital stock, debt securities, loans and partnership interests.

         Cardinal anticipates that the specific terms of each business combination in which the common shares will be issued will be negotiated with the owners and controlling persons of the businesses, assets, securities or other interests involved in the business combination. The common shares issued will generally be valued at prices:

  - based on or related to market prices for the common shares at or near the time Cardinal agrees to the terms of such business combination, at or near the time of closing, or during the period or periods prior to delivery of such common shares;

  - based on average market prices for periods ending at or near such times; or

  - on such other basis as the parties may agree.

         No underwriting discounts or commissions will be paid in connection with such business combinations. However, brokers' and finders' fees may be paid from time to time with respect to specific business combinations. Any person receiving such fees may be deemed an underwriter within the meaning of the Securities Act, and any profit on the resale of common shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

         As of March 12, 1999, Cardinal's authorized capital stock consisted of:
(1) 500,000,000 common shares, without par value, of which (a) 272,254,813 shares were issued and outstanding, (b) 335,515 shares were issued and held in treasury, and (c) 22,263,359 shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Cardinal; (2) 5,000,000 Class B common shares, without par value ("Class B common shares"), none of which were issued and outstanding or reserved for issuance; and (3) 500,000 nonvoting preferred shares, without par value ("preferred shares"), none of which were issued and outstanding or reserved for issuance.

         From time to time, Cardinal may issue additional authorized but unissued common shares for share dividends, stock splits, employee benefit programs, financing and acquisition transactions, and other general corporate purposes. Such common shares will be available for issuance without action by Cardinal shareholders, unless such action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which common shares may be listed in the future.

         Cardinal shareholders do not have preemptive rights and have no rights to convert their common shares into any other security. All common shares are entitled to participate equally and ratably in dividends on common shares as may be declared by the Cardinal board of directors. In the event of the liquidation of Cardinal, holders of common shares are entitled to share ratably in assets remaining after payment of all liabilities, subject to prior distribution rights of any preferred shares then outstanding. Holders of common shares are entitled to one vote per share for the election of directors and upon all matters on which shareholders are entitled to vote. Holders of Class B common shares, none of which is issued and outstanding, are entitled to one-fifth of one vote per share upon all matters on which Cardinal Class B Common shareholders are entitled to vote. Under certain circumstances, holders of Class B common shares have a separate class vote. Under Ohio law, Cardinal shareholders are afforded the right to vote their common shares cumulatively for the election of nominees to fill the particular class of directors to be elected at each annual meeting, subject to compliance with certain procedural requirements.

         Cardinal's Amended and Restated Articles of Incorporation ("articles") provide that the Cardinal board is authorized to approve the issuance of preferred shares from time to time in one or more series without future authorization by Cardinal shareholders. The Cardinal board is authorized to adopt amendments to the Cardinal articles from time to time fixing or changing the terms and designations of preferred shares, including (1) the division of such preferred shares into series and the designation and authorized number of preferred shares of each series, (2) the dividend rate, (3) the dates of payment of dividends and the dates from which they are cumulative, (4) the liquidation price, (5) the redemption rights and price, (6) sinking fund requirements,
(7) conversion rights, and (8) restrictions on the issuance of such preferred shares. Holders of preferred shares will have no voting rights, except as required by law. Holders of preferred shares will have no preemptive rights to subscribe to or for any additional capital shares of Cardinal. Cardinal has no present plans to issue any preferred shares.

         Pursuant to Cardinal's Restated Code of Regulations ("regulations"), the Cardinal board currently consists of 16 directors. The number of directors may be increased or decreased by action of the board, but in no case may the number of directors be fewer than nine or more than 16 members, divided into three classes. The regulations require that any proposal to either remove a director during such director's term of office or to further amend the regulations relating to the classification, number or removal of directors be approved by the affirmative vote of the holders of not less than 75% of the shares having voting power with respect to such proposal.

         Cardinal's board may fill any vacancy on the board with an individual who shall serve until the Cardinal shareholders hold an election to fill the vacancy. The purpose of these provisions is to prevent directors from being removed from office prior to the expiration of their respective terms, thus protecting the safeguards inherent in the classified board structure unless dissatisfaction with the performance of one or more directors is widely shared by Cardinal shareholders. However, these provisions could also have the effect of increasing from one year to two or three years (depending upon the number of common shares held) the amount of time required for an acquiror to obtain control of Cardinal by electing a majority of the board, and may also make the removal of incumbent management more difficult and discourage or render more difficult certain mergers, tender offers, proxy contests, or other potential takeover proposals. To the extent that these provisions have the effect of giving management more bargaining power in negotiations with a potential acquiror, they could result in management using the bargaining power not only to try to negotiate a favorable price for an acquisition, but also to negotiate more favorable terms for management.


                  CERTAIN ANTI-TAKEOVER PROVISIONS OF OHIO LAW

         Chapter 1704 of the Ohio Revised Code (the "Ohio Law") provides generally that any person who acquires 10% or more of a corporation's voting stock (thereby becoming an "interested shareholder") may not engage in a wide range of "business combinations" with the corporation for a period of three years following the date the person became an interested stockholder, unless the directors of the corporation have approved the transactions or the interested shareholder's acquisition of shares of the corporation prior to the date the interested shareholder became a shareholder of the corporation. These restrictions on interested shareholders do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation's original articles of incorporation contain a provision expressly electing not to be governed by Chapter 1704 of the Ohio Law; (ii) if the corporation, by action of its shareholders, adopts an amendment to its articles of incorporation expressly electing not to be governed by such section; or
(iii) if, on the date the interested shareholder became a shareholder of the corporation, the corporation did not have a class of voting shares registered or traded on a national securities exchange. The Cardinal articles do not contain a provision electing not to be governed by Chapter 1704.

         Under Section 1701.831 of the Ohio Law, unless the articles of incorporation or regulations of a corporation otherwise provide, any "control share acquisition" of an "issuing public corporation" can be made only with the prior approval of the corporation's shareholders. A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%, at least 33 1/3% but less than 50%, or 50% or more. The regulations expressly provide that the provisions of Section 1701.831 of the Ohio Law do not apply to Cardinal.


                                  LEGAL MATTERS

         Unless otherwise indicated in the applicable prospectus supplement, the validity of the common shares will be passed upon for Cardinal by Baker & Hostetler LLP, Cleveland, Ohio.

                                     EXPERTS

        The supplemental consolidated financial statements and the related supplemental consolidated financial statement schedule of Cardinal and its consolidated subsidiaries as of June 30, 1998 and 1997, and for each of the three years in the period ended June 30, 1998, have been incorporated in this prospectus by reference from Cardinal's Current Report on Form 8-K/A filed March 18, 1999 (the "Form 8-K/A"). Such supplemental consolidated financial statements and schedule of Cardinal and its subsidiaries, except the financial statements of Allegiance Corporation ("Allegiance") and of R.P. Scherer Corporation ("Scherer"), for each of the three years in the period ended June 30, 1998, and of Pyxis Corporation ("Pyxis") and of Owen Healthcare, Inc. ("Owen"), for the year ended June 30, 1996, have been audited by Deloitte & Touche LLP as stated in their report (which report expresses an unqualified opinion that such supplemental consolidated financial statements are in conformity with generally accepted accounting principles applicable after consolidated financial statements are issued for a period which includes the date of consummation of the business combination of Cardinal and Allegiance) which is incorporated in this prospectus by reference from the Form 8-K/A. The financial statements of Allegiance and of Scherer for each of the three years in the period ended June 30, 1998 and of Pyxis and of Owen for the year ended June 30, 1996 have been audited by PricewaterhouseCoopers LLP, Arthur Andersen LLP, Ernst & Young LLP and Price Waterhouse LLP, respectively, as stated in their reports which are incorporated in this prospectus by reference from the Form 8-K/A. Such supplemental consolidated financial statements of Cardinal and its consolidated subsidiaries are incorporated herein by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.


                                ----------------

================================================================================

         YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS OR INCORPORATED INTO IT BY REFERENCE. CARDINAL HAS NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. CARDINAL IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. INFORMATION IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENTS CONTAINING THE INFORMATION, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                               ------------------


                                TABLE OF CONTENTS

                                                                           PAGE

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE..........    2

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS.....................    3

THE COMPANY..............................................................    5

RISK FACTORS.............................................................    6

ACQUISITION TERMS........................................................    7

DESCRIPTION OF CAPITAL STOCK.............................................    8

CERTAIN ANTI-TAKEOVER PROVISIONS OF OHIO LAW.............................    9

LEGAL MATTERS............................................................    9

EXPERTS..................................................................   10
================================================================================




================================================================================





                                5,000,000 SHARES



                              CARDINAL HEALTH, INC.

                                  COMMON SHARES



                                ----------------

                                   PROSPECTUS

                                ----------------













                                 March __, 1999

================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Article 6 of the Registrant's Restated Code of Regulations ("Code of Regulations"), as amended, contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Registrant's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Registrant or the shareholders of the Registrant or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant; (b) in any action, suit, or proceeding by or in the right of the Registrant, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Registrant; and (c) with respect to any criminal action or proceeding, they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no material claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Registrant does not know of any such threatened material claims, actions, suits, or proceedings which may result in a request for such indemnification.

         The Registrant has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Registrant's Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Registrant does not maintain directors' and officers' liability insurance, the Registrant will, in effect, become a self-insurer of the coverage; (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, penalties, and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Registrant, on account of their service as a director, officer, employee, or agent of the Registrant or at the request of the Registrant as a director, officer, employee, trustee, fiduciary, manager, member or agent of another corporation, partnership, trust, limited liability company, employee benefit plan or other enterprise; and (iv) provide for the mandatory advancement of expenses to the executive officer or director in connection with the defense of any proceedings, provided the executive officer or director agrees to reimburse the Registrant for that advancement if it is ultimately determined that the executive officer or director is not entitled to indemnification for that proceeding under the agreement. Coverage under the contracts is excluded:
(A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of Section 16(b) of the Securities and Exchange Act or provisions of any federal, state or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) on account of conduct occurring prior to the time the executive officer or director became an officer, director, employee, or agent of the Registrant or its subsidiaries (but in no event earlier than the time such entity became a subsidiary of the Registrant); or (F) with respect to proceedings initiated or brought voluntarily by the executive officer or director and not by way of defense, except for proceedings brought to enforce rights under the indemnification agreement.

         The Registrant maintains a directors' and officers' insurance policy which insures the directors and officers of the Registrant from claims arising out of alleged wrongful acts by such persons in their respective capacities as directors and officers of the Registrant.

ITEM 21. LIST OF EXHIBITS.

EXHIBIT

3.01 Amended and Restated Articles of Incorporation of the Registrant, as amended. (1)

3.02   Restated Code of Regulations of the Registrant. (1)

4.01   Specimen Certificate for the Registrant's common shares.

4.02 Indenture dated as of May 1, 1993 between the Registrant and Bank One, Indianapolis, NA relating to the Registrant's 6-1/2% Notes Due 2004 and 6% Notes Due 2006. (2)

4.03 Indenture dated as of April 18, 1997 between the Registrant and Bank One, Columbus, NA, Trustee, relating to the Registrant's 6-1/4% Notes Due 2008. (3)

4.04 Indenture dated January 1, 1994 between R.P. Scherer Corporation and Comerica Bank, Trustee; First Supplemental Indenture by and among R.P. Scherer International Corporation, R.P. Scherer Corporation and the Trustee dated February 28, 1995; and Second Supplemental Indenture by and among R.P. Scherer Corporation, the Registrant and the Trustee dated as of August 7, 1998. (4)

4.05 Indenture dated as of October 1, 1996 between Allegiance Corporation and PNC Bank, Kentucky, Inc. ("PNC"), Trustee; and First Supplemental Indenture dated as of February 3, 1999 by and among Allegiance Corporation, the Registrant and Chase Manhattan Trust Company National Association (as successor in interest to PNC), Trustee.

       Other long-term debt agreements of the Registrant are not filed pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K and the Registrant agrees to furnish copies of such agreements to the SEC upon its request.

5.01 Opinion of Baker & Hostetler LLP as to legality of the common shares being registered.

23.01  Consent of Deloitte & Touche LLP.

23.02  Consent of Ernst & Young LLP.

23.03  Consent of PricewaterhouseCoopers LLP.

23.04  Consent of Arthur Andersen LLP.

23.05  Consent of PricewaterhouseCoopers LLP.

23.06  Consent of Baker & Hostetler LLP (included in Exhibit 5.01).

24.01  Powers of Attorney.

------------------
(1) Included as an exhibit to the Registrant's Current Report on Form 8-K filed November 24, 1998 (SEC File No. 0-12591) and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (SEC File No. 0-12591) and incorporated herein by reference.

(3) Included as an exhibit to the Registrant's Current Report on Form 8-K (SEC File No. 0-12591) filed with the SEC on April 21, 1997 and incorporated herein by reference.

(4) Included as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (SEC File No. 0-12591) and incorporated herein by reference.


ITEM 22.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and for the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such.

         (d)(1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) That every prospectus (i) that is filed pursuant to paragraph
(d)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 19th day of March, 1999.

                                                 CARDINAL HEALTH, INC.

                                                 By: /s/ Robert D. Walter
                                                    --------------------------
                                                    Robert D. Walter, Chairman
                                                    and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of March, 1999.

Signature                             Title
---------                             -----


/s/ Robert D. Walter                  Chairman, Chief Executive Officer
--------------------------            and Director (principal executive officer)
Robert D. Walter


/s/ Richard J. Miller                 Corporate Vice President, Chief Financial
--------------------------            Officer, Acting Controller and Principal
Richard J. Miller                     Accounting Officer (principal financial
                                      and accounting officer)



                                      Director
--------------------------
Silas S. Cathcart


/s/ Aleksander Erdeljan               Director
--------------------------
Aleksander Erdeljan


/s/ John F. Finn                      Director
--------------------------
John F. Finn


/s/ Robert L. Gerbig                  Director
--------------------------
Robert L. Gerbig


/s/ John F. Havens                    Director
--------------------------
John F. Havens

/s/ Regina E. Herzlinger              Director
------------------------------
Regina E. Herzlinger


/s/ John C. Kane                      Director
------------------------------
John C. Kane


/s/ Lester B. Knight                  Director
------------------------------
Lester B. Knight


/s/ J. Michael Losh                   Director
------------------------------
J. Michael Losh


/s/ George R. Manser                  Director
------------------------------
George R. Manser


/s/ John B. McCoy                     Director
------------------------------
John B. McCoy


/s/ Michael D. O'Halleran             Director
------------------------------
Michael D. O'Halleran


/s/ Jerry E. Robertson                Director
------------------------------
Jerry E. Robertson


/s/ L. Jack Van Fossen                Director
------------------------------
L. Jack Van Fossen


/s/ Melburn G. Whitmire               Director
------------------------------
Melburn G. Whitmire